Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

IASIS HEALTHCARE LLC

(Exact name of obligor as specified in its charter)

Delaware	20-1150104
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

IASIS CAPITAL CORPORATION

(Exact name of obligor as specified in its charter)

Delaware	20-1278389
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.

Arizona Diagnostic & Surgical Center, Inc.	Delaware	62-1799439

Baptist Joint Venture Holdings, Inc.	Delaware	62-1796514

Beaumount Hospital Holdings, Inc.	Delaware	62-1796501

Biltmore Surgery Center, Inc.	Arizona	86-0837176

Biltmore Surgery Center Holdings, Inc.	Delaware	62-1796499

Brim Healthcare of Colorado, LLC	Colorado	03-0582147

Brim Holding Company, Inc.	Delaware	20-1249189

Brim Physicians Group of Colorado, LLC	Colorado	27-3297741

Brim Physicians Group of Texas, LLC	Delaware	27-0228346

Davis Hospital Holdings, Inc.	Delaware	62-1795217

DecisionPoint Services, Inc.	Delaware	62-1797794

Indigent Care Services of Northeast Louisiana, Inc.	Delaware	62-1796513

Heart and Lung Institute of Utah, Inc.	Utah	87-0373083

IASIS Finance, Inc.	Delaware	62-1797792

IASIS Finance Texas Holdings, LLC	Delaware	20-1311933

IASIS Glenwood Regional Medical Center, LP	Delaware	20-5249827

IASIS Healthcare Holdings, Inc.	Delaware	62-1798194

IASIS Hospital Nurse Staffing Company	Delaware	62-1796492

IASIS Management Company	Delaware	62-1797795

IASIS Physician Services, Inc.	Delaware	62-1801974

Extended Care Hospital of Southeast Texas, Inc.	Delaware	62-1796497

IASIS Transco, Inc.	Delaware	62-1801016

Jordan Valley Hospital Holdings, Inc.	Delaware	62-1795215

Memorial Hospital of Tampa, LP	Delaware	62-1795584

Mesa General Hospital, LP	Delaware	62-1795590

MCS/AZ, Inc.	Delaware	62-1799433

Exact Name of Additional Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.

North Vista Hospital, Inc.	Delaware	20-0470861

Palms of Pasadena Homecare, Inc.	Delaware	62-1797790

Palms of Pasadena Hospital, LP	Delaware	62-1795583

Physician Group of Arizona, Inc.	Delaware	26-2055034

Physician Group of Florida, Inc.	Delaware	62-1801013

Physician Group of Louisiana, Inc.	Delaware	27-0345822

Physician Group of Utah, Inc.	Delaware	62-1801973

Rocky Mountain Medical Center, Inc.	Delaware	62-1795213

Salt Lake Regional Physicians, Inc.	Delaware	62-1795211

Seaboard Development LLC	Utah	62-1756039

St. Luke’s Behavioral Hospital, LP	Delaware	62-1795588

St. Luke’s Medical Center, LP	Delaware	62-1795587

Tampa Bay Staffing Solutions, Inc.	Delaware	62-1797791

Town & Country Hospital, LP	Delaware	62-1795580

Utah Transcription Services, Inc.	Delaware	62-1795212

Dover Centre 117 Seaboard Lane, Building E Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip code)

8.375% Senior Notes due 2019

Guarantees of 8.375% Senior Notes due 2019

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, and State of Georgia, on the 25th day of October, 2011.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ VAN K. BROWN
Name:	VAN K. BROWN
Title:	VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business June 30, 2011, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,624
Interest-bearing balances	186
Securities:
Held-to-maturity securities	0
Available-for-sale securities	828,663
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	60,500
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	8,561
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	201,961
Other assets	146,990

Total assets	$2,104,798

LIABILITIES

Deposits:
In domestic offices	506
Noninterest-bearing	506
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):	268,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	227,247
Total liabilities	496,444
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Not available
Retained earnings	482,674
Accumulated other comprehensive income	3,160
Other equity capital components	0
Not available
Total bank equity capital	1,608,354
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,608,354

Total liabilities and equity capital	2,104,798

I, Karen Bayz, CFO and Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz     ) CFO and Managing Director

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Timothy Vara, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, MD	)